Exhibit 99.1

Summit Materials, LLC

August 8, 2013

Summit Materials, LLC Reports Second Quarter 2013 Results

•	Operating margin increases 190 bps to 5.4%

•	23.9% Adjusted EBITDA growth to $32.9 million

•	Increase in average selling price, offset by volume declines

DENVER, CO - Summit Materials, LLC (“Summit Materials”) today reported financial results for the second quarter ended June 29, 2013. Notable items for the quarter include (all comparisons, unless noted, are with the prior year’s second quarter):

•	Revenues of $254.8 million, slight decline of 0.3%.

•	Operating earnings up $4.7 million driven by improved pricing and completion of low margin projects.

•	Year-to-date pricing increased while volumes declined among the aggregate, asphalt and ready mix products.

•	Year-to-date cement volumes increased 6.3% from sales to a new, high-volume customer.

On April 1, 2013, Summit Materials acquired certain assets of Lafarge in Wichita, Kansas and membership interests of Westroc near Salt Lake City, Utah. These acquisitions and related transaction fees were funded through borrowings under our senior secured revolving credit facility.

Tom Hill, the CEO of Summit Materials, stated, “Summit Materials will continue to pursue acquisitions in regions of the country that allow for synergies with our current operations and areas that have promising outlooks. The market overall is showing signs of improvement in the residential and private non-residential sectors. Demand in Texas, Colorado and Utah seem poised to lead a recovery.”

Financial Results

Mr. Hill continued, “This winter’s inclement weather led to a slight decline in our revenue as compared to the first half of 2012. All of our operations were impacted by adverse weather, but the construction and paving services were most directly affected. Pricing increases across our aggregate, asphalt and ready mix products somewhat offset these declines, which is a positive indication of the opportunity in the business once demand recovers.”

“This quarter our operating margin was 5.4%, an improvement from 3.5% last year. The increased margin was largely driven by the realization of price improvement and the completion of low margin projects, including grading and structural work in the West region.”

Central Region Results

Revenue in the Central region increased 7.9% this quarter. Revenue contribution from the Lafarge acquisition offset the severe winter that lowered activity and resulted in decreased aggregate, asphalt and ready mix volumes. From a shift in product mix, asphalt prices decreased 12.4% in the first half of 2013 compared to 2012. Cement volumes increased; however, the additional sales were to a new, high-volume customer at a reduced price.

West Region Results

The West region’s revenue declined 7.1% this quarter due to colder, wetter weather, as compared to 2012, and a strategic business decision to reduce grading and structural projects. These declines were partially offset by the Westroc acquisition. Even though we had fewer sales in the region, our Adjusted EBITDA increased $5.8 million this quarter compared to the second quarter in 2012. This inverse relationship was primarily driven by higher prices in aggregates, asphalt and ready mix and improved performance in Texas due to the completion of low margin grading and structural work.

East Region Results

This quarter the East region’s revenue and Adjusted EBITDA increased $1.7 million and $1.6 million, respectively. With low margin legacy contracts behind us and the disposal of non-core businesses, the East region was able to realign its focus on its primary operations. Operating margin in the East region improved 180 basis points due to improved pricing and cost savings initiatives implemented in 2012, including organizational restructuring.

Backlog

“Compared to this time last year, our aggregate backlog is up 36% with Texas, Missouri and Kansas particularly busy. Asphalt backlogs are down slightly, but this is primarily due to a large, low-margin highway project in Austin, Texas that we inherited from an acquisition and was completed in late 2012. Excluding this project, our asphalt backlog is actually up 9%. Our ready mix and paving and construction backlogs are slightly ahead of last year. In addition, the margin imbedded in the paving and construction backlog has improved as we have exited certain non-core, low-margin businesses,” added Mr. Hill.

Liquidity and Capital Resources

Our primary sources of liquidity include cash on-hand, cash provided by our operations and amounts available for borrowing under our credit facilities. As of June 29, 2013, we had $7.7 million in cash and working capital of $124.9 million as compared to cash and working capital of $27.4 million and $114.4 million at December 29, 2012, respectively. We calculate working capital as current assets less current liabilities, excluding the current portion of long term debt and outstanding borrowings on our revolver facility.

Given the seasonality of our business, we typically experience significant fluctuations in working capital needs and balances throughout the year; these amounts are converted to cash as our operating cycle is completed each fiscal year. Our working capital requirements generally increase during the first half of the year as we build-up inventory and focus on repair and maintenance and other set-up costs for the upcoming season. Working capital levels then decrease as we wind down the construction season and enter the winter months, which is when we see significant inflows of cash from the collection of receivables during the peak months of the season.

Free cash outflow utilization, a non-GAAP measure defined as operating cash outflow less net capital expenditures, was $81.2 million and $50.2 million in the six month periods ended June 29, 2013 and June 30, 2012, respectively. Free cash outflow in 2013, as compared to 2012, was impacted by an additional $15.7 million of interest payments related to the timing and terms of our January 2012 refinancing and increased investment of $11.7 million in capital projects. In 2013, we have continued to develop an underground mine and storage dome at our cement plant in Hannibal, Missouri and are bringing a new hot mix asphalt plant on-line in Austin, Texas.

Our growth strategy contemplates future acquisitions for which we believe we have sufficient capital through committed funds from our sponsors, Blackstone Capital Partners V L.P. and Silverhawk Summit, L.P., and our borrowing capacity. Our remaining borrowing capacity on our revolving credit facility, net of $14.5 million of outstanding letters of credit, as of June 29, 2013 was $30.5 million, which is below normal levels as a result of funding the 2013 acquisitions with the revolver.

About Summit Materials, LLC

We are a leading, vertically-integrated, geographically-diverse, heavy-side building materials company. We supply aggregates, cement and related downstream products such as ready mixed concrete, asphalt paving mix, concrete products and paving and related construction services to a variety of end-uses in the U.S. construction industry, including public infrastructure projects, as well as private residential and non-residential construction. Summit has executed 27 transactions worth an enterprise value greater than $1.0 billion. Our nine operating companies make up our three distinct geographic regions that span 20 states and 23 metropolitan statistical areas.

For more information about Summit Materials, LLC refer to the Company’s website at http://www.summit-materials.com. The information contained on our website is not incorporated herein by reference.

Conference Call Information

The Company will conduct a conference call to discuss the financial results, forward-looking information and other matters at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) on Thursday, August 8, 2013. The conference call will be recorded and archived on the Company’s website after the call.

The conference call may be accessed at:

Webcast for Q2 2013 Summit Materials Earnings Call

Conference ID:	4633538
Domestic:	1-877-941-4774
International:	1-480-629-9760

Non-GAAP Financial Measures

Our chief operating decision maker evaluates the performance of our segments and allocates resources to them based on several factors including a measure we call segment profit, or Adjusted EBITDA by segment. We define Adjusted EBITDA as net income (loss) before income (loss) from discontinued operations, income tax expense (benefit), interest expense and depreciation, depletion, amortization and accretion. Accretion expense is recognized on our asset retirement obligations and reflects the time value of money. Given that accretion is similar in nature to interest expense, it is treated consistently with interest expense in determining Adjusted EBITDA. Adjusted EBITDA is determined before considering the loss from discontinued operations as results from discontinued operations is not viewed by management as part of our core business when management assesses the performance of our segments or allocation of resources. Therefore, it is not included in Adjusted EBITDA.

Adjusted EBITDA reflects an additional way of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to GAAP financial measures included in the tables below, may provide a more complete understanding of factors and trends affecting our business. However, it should not be construed as being more important than other comparable GAAP measures and must be considered in conjunction with the GAAP measures. In addition, non-GAAP financial measures are not standardized; therefore, it may not be possible to compare such financial measures with other companies’ non-GAAP financial measures having the same or similar names. We strongly encourage investors to review our consolidated interim financial statements in their entirety and not rely on any single financial measure.

The reconciliation to net income (loss) is included in the tables attached to this press release.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans or intentions. Any and all statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in our prospectus dated June 10, 2013 (the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) in accordance with Rule 424(b) of the Securities Act of 1933, as amended, on June 10, 2013 and other filings with the SEC.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

	June 29,	December 29,
	2013	2012
	(unaudited)	(audited)
Assets
Current assets:
Cash	$7,655	$27,431
Accounts receivable, net	119,557	100,298
Costs and estimated earnings in excess of billings	24,356	11,575
Inventories	110,153	92,977
Other current assets	11,996	10,068

Total current assets	273,717	242,349

Property, plant and equipment, less accumulated depreciation, depletion and amortization (June 29, 2013 - $183,094 and December 29, 2012 - $156,313)	858,519	813,607
Goodwill	192,505	179,120
Intangible assets, less accumulated amortization (June 29, 2013 - $1,712 and December 29, 2012 - $1,354)	15,595	8,606
Other assets	36,429	37,531

Total assets	$1,376,765	$1,281,213

Liabilities, Redeemable Noncontrolling Interest and Member’s Interest
Current liabilities:
Current portion of debt	$108,165	$4,000
Current portion of acquisition-related liabilities	11,115	9,525
Accounts payable	75,828	61,634
Accrued expenses	56,263	49,822
Billings in excess of costs and estimated earnings	5,583	6,926

Total current liabilities	256,954	131,907

Long-term debt	660,241	635,843
Acquisition-related liabilities	28,052	23,919
Other noncurrent liabilities	81,133	84,266

Total liabilities	1,026,380	875,935

Redeemable noncontrolling interest	23,150	22,850
Member’s interest:
Member’s equity	485,698	484,584
Accumulated deficit	(150,362)	(94,085)
Accumulated other comprehensive loss	(9,130)	(9,130)

Member’s interest	326,206	381,369
Noncontrolling interest	1,029	1,059

Total member’s interest	327,235	382,428

Total liabilities, redeemable noncontrolling interest and member’s interest	$1,376,765	$1,281,213

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

(In thousands)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Revenue:
Product	$169,041	$166,436	$237,181	$233,996
Service	85,801	89,120	124,490	141,443

Total revenue	254,842	255,556	361,671	375,439

Cost of revenue (exclusive of items shown separately below):
Product	115,960	123,655	181,932	186,967
Service	65,883	71,126	95,984	118,576

Total cost of revenue	181,843	194,781	277,916	305,543

General and administrative expenses	39,392	34,923	73,395	65,917
Depreciation, depletion, amortization and accretion	18,894	17,240	36,026	33,603
Transaction costs	982	(403)	2,464	1,532

Operating income (loss)	13,731	9,015	(28,130)	(31,156)
Other (income) expense, net	(269)	587	163	941
(Gain) loss on debt financings	—	(879)	3,115	8,160
Interest expense	14,482	14,713	27,849	28,826

Loss from continuing operations before taxes	(482)	(5,406)	(59,257)	(69,083)
Income tax (benefit) expense	(726)	215	(3,347)	(1,963)

Income (loss) from continuing operations	244	(5,621)	(55,910)	(67,120)
Income (loss) from discontinued operations	26	(2,221)	(97)	(1,724)

Net income (loss)	270	(7,842)	(56,007)	(68,844)
Net income (loss) attributable to noncontrolling interest	1,939	(175)	(1,518)	(519)

Net loss attributable to member of Summit Materials, LLC	$(1,669)	$(7,667)	$(54,489)	$(68,325)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Six months ended
	June 29,	June 30,
	2013	2012
Cash flow from operating activities:
Net loss	$(56,007)	$(68,844)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, amortization and accretion	39,033	37,512
Share-based compensation expense	1,114	1,419
Deferred income tax benefit	(2,969)	(540)
Loss on property, plant and equipment disposals and revaluations	5,574	340
Loss on debt financings	2,989	8,160
Other	755	1,194
(Increase) decrease in operating assets, net of acquisitions:
Account receivable	(11,610)	(23,788)
Inventories	(13,222)	(6,044)
Costs and estimated earnings in excess of billings	(13,688)	(10,247)
Other current assets	(491)	(1,701)
Other assets	(118)	2,226
Increase (decrease) in operating liabilities, net of acquisitions:
Accounts payable	6,691	15,736
Accrued expenses	(4,722)	16,787
Billings in excess of costs and estimated earnings	(1,493)	1,133
Other liabilities	404	(1,796)

Net cash used in operating activities	(47,760)	(28,453)

Cash flow from investing activities:
Acquisitions, net of cash acquired	(60,779)	(42,933)
Purchases of property, plant and equipment	(40,528)	(24,669)
Proceeds from the sale of property, plant and equipment	7,086	2,946

Net cash used for investing activities	(94,221)	(64,656)

Cash flow from financing activities:
Net proceeds from debt issuance	186,974	693,434
Payments on long-term debt	(61,343)	(618,441)
Payments on acquisition-related liabilities	(3,426)	(2,670)
Other	—	(701)

Net cash provided by financing activities	122,205	71,622

Net decrease in cash	(19,776)	(21,487)
Cash – beginning of period	27,431	42,790

Cash – end of period	$7,655	$21,303

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Financial Highlights

(In thousands)

	Three months ended		Six months ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Revenue by product:*
Aggregates	$47,439	$42,735	$68,304	$66,681
Asphalt	55,857	62,960	75,208	82,166
Ready mix	33,279	30,942	46,412	46,537
Cement	21,474	21,096	30,914	31,377
Construction and paving	125,536	130,750	171,946	184,087
Other	(28,743)	(32,927)	(31,113)	(35,409)

Total revenue	$254,842	$255,556	$361,671	$375,439

*	Revenue by product includes intercompany sales transferred at market value. The elimination of intercompany transactions is included in Other

	Three months ended		Six months ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Revenue by region:
Central region	$92,780	$86,006	$128,680	$128,497
West region	119,656	128,867	179,719	196,125
East region	42,406	40,683	53,272	50,817

Total revenue	$254,842	$255,556	$361,671	$375,439

	Six Months Ended June 29, 2013		Six Months Ended June 30, 2012		Percentage Change in
	Volume (1) (in thousands)	Average Selling Price (2)	Volume (1) (in thousands)	Average Selling Price (2)	Volume	Average Selling Price
Aggregate	7,542	$9.06	7,556	$8.45	(0.2%)	7.2%
Asphalt	1,366	54.65	1,670	49.23	(18.2%)	11.0%
Ready mix	500	92.76	512	90.91	(2.3%)	2.0%
Cement	407	80.61	383	86.18	6.3%	(6.5%)

(1)	Volumes are shown in tons for aggregates, asphalt and cement and in cubic yards for ready mix.
(2)	Average selling prices are shown on a per ton basis for aggregates, asphalt and cement and on a per cubic yard basis for ready mix.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Non-GAAP Financial Measures

(In thousands)

The tables below reconcile our net income (loss) to Adjusted EBITDA and illustrate Adjusted EBITDA by segment for the three and six month periods ended June 29, 2013 and June 30, 2012.

	Three Months Ended		Six Months Ended
Reconciliation of Net Income (Loss) to Adjusted EBITDA	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
(in thousands)
Net income (loss)	$270	$(7,842)	$(56,007)	$(68,844)
Income (benefit) tax expense	(726)	215	(3,347)	(1,963)
Interest expense	14,482	14,713	27,849	28,826
Depreciation, depletion and amortization	18,714	17,098	35,674	33,354
Accretion	180	142	352	249
(Income) loss from discontinued operations	(26)	2,221	97	1,724

Adjusted EBITDA	$32,894	$26,547	$4,618	$(6,654)

Adjusted EBITDA by Segment
(in thousands)
Central	$25,136	$23,901	$19,182	$22,617
West	6,807	980	85	(9,650)
East	7,155	5,575	(2,377)	(8,573)
Corporate	(6,204)	(3,909)	(12,272)	(11,048)

Adjusted EBITDA	$32,894	$26,547	$4,618	$(6,654)

The following table sets forth a reconciliation of free cash outflow for the six month period ended June 29, 2013 and June 30, 2012.

	Six Months Ended
	June 29, 2013	June 30, 2012

Net loss	$(56,007)	$(68,844)
Non- cash items	46,496	48,085

Loss, net of non-cash items	(9,511)	(20,759)
Change in working capital accounts	(38,249)	(7,694)

Net cash used in operating activities	(47,760)	(28,453)
Capital expenditures, net of asset sales	(33,442)	(21,723)

Free cash flow	$(81,202)	$(50,176)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Financial Highlights

(In millions)

The following is a summary of our credit statistics:

	June 29, 2013		December 29, 2012

Cash & Cash Equivalents	$7.7		$27.4

Debt
Revolving Credit Facility ($150M Capacity)	$105.0		$—
Senior Secured Term Loan	421.0		398.0
Capital Leases	5.4		3.1
Other Debt	3.3		0.6

Total Senior Secured Debt	$534.7		$401.7

Senior Notes	250.0		250.0

Total Debt	$784.7		$651.7

Leverage Ratio Calculations
Senior Secured Net Debt	$527.0		$374.3
Total Net Debt	$777.0		$624.3

Pro Forma Adjusted EBITDA	$128.2		$120.3

Senior Secured Net Leverage	4.11	x	3.1	x
Covenant Senior Secured Net Leverage Limit	4.75	x	4.75	x

Total Net Leverage	6.1	x	5.2	x

Contact:	info@summit-materials.com
303-893-0012